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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statement of National Golf Properties, Inc. on Form S-8 (and related prospectus) (File No. 33-67350), of our report dated March 4, 1997, on our audits of the consolidated financial statements and financial statement schedule of National Golf Properties, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

Los Angeles, California
March 4, 1997